Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Janel Corporation and Subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222791, 333-253400 and 333-264121) of Janel Corporation of our report dated December 9, 2022, with respect to our audit of the consolidated financial statements of Janel Corporation and Subsidiaries appearing in this Annual Report on Form 10-K of Janel Corporation as of and for the fiscal years ended September 30, 2022 and 2021.

/s/ Prager Metis CPAs, LLC

Basking Ridge, New Jersey
December 9, 2022